Exhibit 99.1

Contact:	Media:	Investors:

	Jeffrey Schoenborn	John Elicker
	Communications	Investor Relations
	212-546-2846	212-546-3775
	jeffrey.schoenborn@bms.com	john.elicker@bms.com

	Wilson Grabill	Blaine Davis
	Communications	Investor Relations
	212-546-4377	212-546-4631
	wilson.grabill@bms.com	blaine.davis@bms.com

BRISTOL-MYERS SQUIBB COMPANY REORGANIZES OPERATING UNITS,

PROMOTING LAMBERTO ANDREOTTI TO EXECUTIVE VICE PRESIDENT AND

PRESIDENT, WORLDWIDE PHARMACEUTICALS

(NEW YORK, September 20, 2005) – Bristol-Myers Squibb (NYSE: BMY) announced today that it has reorganized its operating units, consolidating its global pharmaceutical operations under the leadership of Lamberto Andreotti, who has been promoted to executive vice president, Bristol-Myers Squibb, and president, Worldwide Pharmaceuticals.

“As our portfolio continues to evolve and we launch additional new medications around the world – with one approval, two recent favorable advisory committee votes, and a potential regulatory submission in 2005 alone – it makes great sense to combine our U.S. and international pharmaceutical operations in one group, to help us maximize opportunities and realize greater efficiencies,” said Peter R. Dolan, chief executive officer, Bristol-Myers Squibb. “Lamberto is an outstanding leader, with an impressive track record at Bristol-Myers Squibb of growing key franchises and businesses around the world, aligning our global R&D and business strategies, attracting and developing top-notch and diverse talent, instilling a culture of compliance, and executing our strategy to build global leadership for the company in areas of significant unmet medical need. This realignment will help him expand on these successes, and take them to the next level as our portfolio fully transitions and we prepare to return to expected sales and earnings growth beginning in 2007.”

Most recently, Andreotti served as senior vice president and president, International, with responsibility for the company’s pharmaceutical operations in Europe, the Middle East and Africa; Japan; and Asia-Pacific. He also was responsible for Mead Johnson Nutritionals, leading provider of infant formula and other nutritional products, and ConvaTec, maker of ostomy and wound therapeutics products.

“There couldn’t be a better moment to assume worldwide responsibility for the pharmaceutical business of Bristol-Myers Squibb,” said Andreotti. “As we enter a period when major exclusivity losses should be behind us for some time, I have the exciting task of continuing the positive momentum created by our key growth drivers, and launching several promising new products, assuming approval, that address serious diseases and conditions.”

Andreotti will continue to work with Elliott Sigal, the company’s chief scientific officer and president, Pharmaceutical Research Institute, who also reports to the chief executive officer.

The company’s nonpharmaceutical businesses will be consolidated into a new health care group. The presidents of these three operations –Mead Johnson Nutritionals’ Steve Golsby, ConvaTec’s Gary Restani and Bristol-Myers Squibb Medical Imaging’s Cory Zwerling – will report to the chief executive officer on an interim basis.

“The consolidation of our health care businesses within one group will help us better identify and capitalize on the strategic opportunities of those businesses, while also developing an outstanding global management team,” Dolan said. “All three companies — Mead Johnson, ConvaTec and Medical Imaging — have been important contributors to the strength and stability of our company, and have excellent additional growth prospects.”

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations and business strategy. These statements may be identified by the fact that they use words such as “should”, “will”, “expect”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, pricing controls and pressures, (including changes in rules and practices) of managed care groups and institutional and governmental purchasers, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, pharmaceutical rebates and reimbursement, competitive product development, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, governmental regulations and legislation, difficulties and delays in product development, manufacturing and sales, patent positions and litigation, including the outcome of the PLAVIX(R) litigation in the U.S.. For further details and a discussion of these and other risks and uncertainties, see the company’s Securities and Exchange Commission filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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